Exhibit 99.1

Nominating Agreement

We intend to enter into an agreement with Apollo pursuant to which Apollo will have the right, at any time until Apollo no longer beneficially owns at least 50.1% of our outstanding common stock, to require us to increase the size of our board of directors by such number that, when added to the number of directors designated by Apollo, would constitute a majority of our board of directors, and to fill those vacancies with directors nominated by Apollo. Until such time as Apollo no longer beneficially owns at least 50.1% of our outstanding common stock, Apollo will have the right to nominate four designees to our board of directors. After Apollo no longer beneficially owns at least 50.1% of our outstanding common stock, but until such time as Apollo no longer beneficially owns at least 33 1/3% of our outstanding common stock, Apollo will have the right to nominate three designees to our board of directors. In addition, under our bylaws, until such time as Apollo no longer beneficially owns at least 33 1/3% of our outstanding common stock, certain important matters will require the approval of a majority of the directors nominated by Apollo voting on such matters. See “Management—Apollo Approval of Certain Matters and Rights to Nominate Certain Directors.”

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